EXECUTION VERSION
STOCKHOLDERS’ AGREEMENT
THIS STOCKHOLDERS’ AGREEMENT (this “Agreement”) is made and entered into effective as of the 28th day of July, 2014 (the “Effective Date”) by and HM Springboard, Inc., a Delaware corporation (the “Company”), Herman Miller, Inc., a Delaware corporation (“Herman Miller”), John Edelman, an adult resident of the State of Connecticut (“Edelman”) and John McPhee, an adult resident of the State of Connecticut (“McPhee”). Capitalized terms not defined above are defined in Section 1 of this Agreement.
WHEREAS, the Company and the Stockholders deem it to be in their best interests to provide for continuity in the control and operation of the Company to regulate certain of their rights in connection with their interests in the Company and to restrict the sale, assignment, transfer, encumbrance or other disposition of the equity securities of the Company owned or held by the Stockholders from time to time, and desire to enter into this Agreement in order to effectuate those purposes.
WHEREAS, the Company in particular desires (i) to restrict the transfer of ownership of shares of its stock to ensure that the Company is not required to register with the SEC as a public company, and (ii) to restrict the minority ownership to employees to align the interests of the employees with the Company.
NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and the Stockholders agree as follows:
1.Definitions.
(a)    “Affiliate” shall mean with respect to any Person, (i) any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, or (ii) where applicable, an individual’s spouse and descendants (whether natural or adopted) and any trust formed solely for the benefit of such individual and/or such individual’s spouse and/or descendants.
(b)    “Appraiser” shall mean Stout Risius Ross. If Stout Risius Ross is unable or unwilling to act as an appraiser and the parties cannot agree on a replacement appraiser within five (5) business days, each party to the transaction for which an appraiser is required hereunder shall choose a financial institution (including without limitation any financial advisor or accounting firm) at the conclusion of such five (5) business day period, and such Persons so chosen shall promptly (within five (5) business days) select a single appraiser whose determination of Fair Market Value shall govern and shall be binding and conclusive subject to the terms hereof.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Business” means the business to be conducted by the Company and/or its subsidiaries on or after the date hereof, which is the business of the design, manufacture, market,

distribution and sale of furniture, lighting, textiles, rugs and accessories, for consumer and commercial markets, at wholesale and retail levels, including, without limitation, through brick and mortar stores, catalog, telephone and internet sales.
(e)    “Capital Stock” means (i) shares of stock (including Common Stock) and (whether now outstanding or hereafter issued in any context), (ii) shares of stock issued or issuable upon conversion of any securities issued by the Company and (iii) shares of stock issued or issuable upon exercise or conversion, as applicable, of vested stock options, warrants or other convertible securities of the Company, in each case now owned or subsequently acquired by any Stockholder, or their respective successors or permitted transferees or assigns. For purposes of the number of shares of Capital Stock held by a Stockholder (or any other calculation based thereon), all shares of any securities convertible into equity shall be deemed to have been converted into Common Stock at the then-applicable conversion ratio.
(f)    “Change of Control” with respect to any Person shall mean (a) a sale of all or substantially all of the assets of such Person or a merger, reorganization or other transaction as a result of which more than fifty percent (50%) of the outstanding voting power of such Person is transferred to an unrelated third Person; (b) a third party obtains the ability to appoint the majority of the board of directors or equivalent governing body of such Person; or (c) a liquidation, dissolution or winding up of such Person.
(g)    “Common Stock” means shares of Common Stock of the Company, par value $0.001 per share.
(h)    “Entity” means any general partnership, limited partnership, corporation, association, cooperative, joint stock company, trust, limited liability company, business trust, joint venture, unincorporated organization and governmental entity (or any department, agency or political subdivision thereof).
(i)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(j)    “Fair Market Value” means the fair market value of the Capital Stock, as determined in accordance with the terms of this Agreement, on the basis of the following assumptions: (i) as though all outstanding securities which are then convertible into, exercisable for or exchangeable into shares of Common Stock of the Company (including, without limitation, vested options and warrants) had been converted into, exercised for or exchanged into Common Stock of the Company and any amounts payable upon such conversion, exercise or exchange had been paid to the Company; (ii) without any reduction in value for lack of control or the inherent lack of liquidity of minority interests and that values the Capital Stock on a basis which values each share of Common Stock of the Company at the same per share price; (iii) giving full effect to the earnings history and prospects of the Company; (iv) without giving effect to any Herman Miller Liability of the Company or any of its Subsidiaries; (v) to the extent that the proceeds of any indebtedness incurred by the Company or any of its subsidiaries have been paid to or used by Herman Miller or any of its Affiliates (other than the Company and its subsidiaries), such indebtedness (and any proceeds therefrom remaining) shall be treated as not having been incurred or held by the Company or such subsidiary, and (vi) with the assumption that each of (A) the Supply Agreements, and Services and Cost Allocation Agreement referenced in Section 6 (i) hereof, (B) that certain License Agreement, dated as of July [__], 2014, between Herman Miller and DWR, and (C) that certain License Agreement, dated as of July [__], 2014, between Herman Miller and Herman Miller Consumer Co., a Delaware corporation (“HMCC”),shall, in each case,continue in effect without default in perpetuity.
(k)    “Herman Miller Liability” means, with respect to the Company or any of its Subsidiaries, any guarantee or similar obligation of such Person in respect of any liability or obligation of Herman Miller or any of its Affiliates (other than Company or any of its subsidiaries), whether accrued, fixed, known or unknown, absolute or contingent, matured or unmatured, including, but not limited to, a guarantee of any credit agreement or facility of Herman Miller with its commercial lenders other than liabilities in respect of shared costs and expenses related to the operation of the Business.
(l)    “Management Stockholders” means Edelman and McPhee.
(m)    “New Securities” means equity securities or other securities (other than debt securities not convertible into equity securities) of the Company or any of its Subsidiaries, whether now authorized or not, or rights, options, or warrants to purchase said equity securities, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for said equity securities.
(n)    “Permitted Transferee” means (i) with respect to any Management Stockholder, any Affiliate, any trust or other Entity that does not otherwise qualify as an Affiliate formed solely for the benefit of a Stockholder or a Stockholder’s siblings, lineal antecedents or descendants, children, grandchildren, spouse, other ancestors or any other relatives approved by the Board, and with respect to any Stockholder that is a trust, any beneficiary thereof, provided that in any case such Management Stockholder retains full management and control rights over the Capital Stock, and (ii) with respect to Herman Miller, any Affiliate of Herman Miller.
(o)    “Person” means any natural person, Entity or any other natural person or entity in its own or any representative capacity.
(p)    “Pro Rata Share” of a Management Stockholder means (i) a ratio, the numerator of which is the number of shares of Capital Stock owned by such Management Stockholder and the denominator of which is the total number of Capital Stock held by all Stockholders multiplied by (ii) the total number of shares of Capital Stock being sold by Herman Miller in a Disposition pursuant to Sections 4(a) or 4(b).
(q)    “SEC” means the Securities and Exchange Commission.
(r)    “Securities Act” means the Securities Act of 1933, as amended from time to time.
(s)    “Stockholders” means Herman Miller and the Management Stockholders.

(t)     “Transfer” shall mean to sell, assign, transfer, convey, exchange, pledge, grant a security interest in or otherwise dispose of any Capital Stock or right therein, in each case, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.
2.    Restrictions on Transfers of Capital Stock.
(a)    Prohibited Transfers.
(i)    No Management Stockholder shall have the right to Transfer all or any part of the Capital Stock owned or held by such Management Stockholder without the prior written consent of the Board. Notwithstanding the foregoing, a Management Stockholder may transfer Capital Stock to a Permitted Transferee or pursuant to Sections 4 or 5 of this Agreement.
(ii)    For purposes of this Agreement, all references to Capital Stock owned or held by a Management Stockholder shall include all interests in Capital Stock now held or hereafter acquired by a spouse of such Management Stockholder (“Spouse”) as marital property or pursuant to the Spouse’s elective rights to deferred marital property or to an augmented marital property estate. The creation of an interest in the Capital Stock in the Spouse by operation of marital property or community property laws (e.g., by reason of reclassification by agreement between the Management Stockholder and the Management Stockholder’s Spouse or because the Management Stockholder acquires a portion or all of the Management Stockholder’s interest in exchange for property that is classified as marital property or community property) during such Management Stockholder’s lifetime shall not be deemed to be a Transfer of the Capital Stock or any portion thereof for purposes of this Section 2(a) so long as (a) the Capital Stock in which such interest is created continues to be registered in the name of such Management Stockholder and (b) such Management Stockholder maintains full management and control rights with respect to such Capital Stock; provided, however, that if either of the foregoing conditions shall cease to be satisfied, then such Management Stockholder and the Company shall have the option to purchase such Spouse’s interest in the Capital Stock in the sequence and manner and upon the same terms and conditions as specified in Section 2(b) hereof as if the marital relationship of such Management Stockholder and such Management Stockholder’s Spouse had been terminated. During the marriage of a Management Stockholder and the Management Stockholder’s Spouse, such Management Stockholder’s obligation to sell or offer to sell Capital Stock pursuant to this Agreement shall include an obligation on the part of such Management Stockholder’s Spouse to sell or offer to sell any interest of such Spouse in the Capital Stock in the same manner and upon the same terms and conditions. For the avoidance of doubt, a Spouse shall not be permitted to Transfer any interest in Capital Stock without the prior written consent of the Board.
(b)    Marriage, Other Involuntary Transfer, or Termination of Employment.
(i)    Termination of Marriage of a Stockholder. Upon the termination of the marriage of a Management Stockholder, by reason of the death of such Management Stockholder’s Spouse or by divorce, if such Management Stockholder does not succeed to the marital property or other interest of such Management Stockholder’s Spouse in the Capital Stock held by such Management Stockholder, then such Management Stockholder shall have the right to purchase such interest from such Management Stockholder’s Spouse or the personal representative of such Spouse’s estate, as the case may be, at the purchase price determined pursuant to Section 2(b)(vi), or as otherwise agreed by the parties thereto. If such Management Stockholder elects to purchase all of such Management Stockholder’s Spouse’s interest in the Capital Stock, he shall signify such election by delivering written notice to such effect to the Spouse or the personal representative of the Spouse’s estate, as the case may be, and to the Company within ninety (90) days after the date of the Spouse’s death or the effective date of termination of the marital relationship. If the Management Stockholder fails to exercise such right and option in full within such ninety (90) day period, the Company shall have the option to purchase, upon written notice to the Management Stockholder, during the ninety (90) day period following the later of (1) the expiration of the ninety (90) day period described in the preceding subparagraph, or (2) the date upon which the Company shall receive actual notice of the Spouse’s death or divorce, and the Spouse or the personal representative of the Spouse’s interest, as the case may be, shall be required to sell and transfer, all but not less than all of the Spouse’s interest in the Management Stockholder’s Capital Stock at the purchase price determined pursuant to Section 2(b)(vi), or as otherwise agreed by the parties thereto upon the giving of written notice to such effect to the Management Stockholder. With regard to shares of Capital Stock subject to the option to purchase, such Spouse or Spouse’s estate shall be under the same obligation to sell or to offer to sell such shares of Capital Stock in the same manner and upon the same terms and conditions as a Management Stockholder under Section 2(b)(iii) of this Agreement.
(ii)    Involuntary Transfers. If any Capital Stock owned by any Management Stockholder shall be subject to sale or other Transfer by reason of (a) bankruptcy or insolvency proceedings, whether voluntary or involuntary, (b) incompetency or insanity or (c) distraint, levy, execution or other involuntary transfer whether by operation of law or otherwise (an “Involuntary Transfer”), then such Management Stockholder shall give the Company written notice thereof promptly following the occurrence of such event stating the terms of such proposed transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the shares of Capital Stock are proposed to be transferred and the number of shares of Capital Stock subject to such Involuntary Transfer. If any shares of Capital Stock are subject to any Involuntary Transfer, the Company shall at all times (subject to any limitations imposed by applicable law or any ruling by a court of competent jurisdiction, arbitrator or other governmental entity) have the immediate and continuing right and option for a period of ninety (90) days after the Company first receives actual notice of such Involuntary Transfer to purchase such Capital Stock at the purchase price determined pursuant to Section 2(b)(vi), or as otherwise agreed by the parties thereto upon the giving of written notice to such effect to the transferee to whom the Capital Stock is to be transferred pursuant to such Involuntary Transfer.
(iii)    Termination of Employment. In the event that a Management Stockholder is no longer employed by the Company or any Affiliate of the Company (for any or no reason), the Company shall have the option to purchase, during the ninety (90) day period following the cessation of employment upon written notice to the Management Stockholder, and such Management Stockholder shall be required to sell and transfer, all but not less than all of the terminated Stockholder’s Capital Stock at the purchase price determined pursuant to Section 2(b)(vi).

(iv)    Death of Management Stockholder. Upon the death of any Management Stockholder, if the other Management Stockholder remains alive, such other Management Stockholder shall have the right to purchase some or all of the shares of Capital Stock owned by the deceased Management Stockholder at the time of his death for a period of 90 days following the death of the Management Stockholder by giving written notice to the estate or personal representative of the deceased Management Stockholder, such purchase to be at the price determined pursuant to Section 2(b)(vi). In the event the surviving Management Stockholder, does not purchase all of the deceased Management Stockholder’s capital stock pursuant to the preceding sentence, then upon the expiration of the 90-day option period, Company may (and the estate of the deceased Management Stockholder may require Company) to purchase all but not less than all of the remaining shares of Capital Stock owned by the deceased Management Stockholder by giving written notice thereof during the preceding 90-day period at the price determined pursuant to Section 2(b)(vi) hereof. If there is no surviving Management Stockholder at the time of a Management Stockholder’s death, then for a period of 90 days thereafter, Company may (and the estate of the deceased Management Stockholder may require Company) to purchase all but not less than all of the shares of Capital Stock owned by the deceased Management Stockholder by giving written notice thereof during the preceding 90-day period at the price determined pursuant to Section 2(b)(vi) hereof
(v)    Assignment of Company Purchase Option. The Board may freely assign the Company’s purchase option under Section 2(b) hereof, in whole or in part, to any Affiliate of Herman Miller. Any such Affiliate who accepts an assignment of the Company’s purchase option under Section 2(b) hereof shall assume all of the Company’s rights and obligations under this Section 2(b).
(vi)    Determination of Fair Market Value. The date upon which written notice of election to purchase or sell, as applicable, Capital Stock pursuant to this Section 2 is provided by the Company pursuant to clauses (i) through (iv) or a surviving Management Stockholder or the Management Stockholder’s estate pursuant to clause (iv), in each case, shall be referred to as the “Sale Right Notice Date”. The purchase price of the Capital Stock subject to such repurchase pursuant to this Section 2 shall be, the Fair Market Value determined pursuant to the most recently completed Annual Appraisal (as defined below) or Alternative Annual Appraisal (as defined below), as the case may be, as of the Sale Right Notice Date.
(c)    Effect of Failure to Comply. Any purported Transfer not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. Each party hereto acknowledges and agrees that any breach of this Agreement would result in substantial harm to the other parties hereto for which monetary damages alone could not adequately compensate. Therefore, the parties hereto unconditionally and irrevocably agree that any non-breaching party hereto shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity (including, without limitation, seeking specific performance or the rescission of purchases, sales and other transfers of Capital Stock not made in strict compliance with this Agreement).

(d)    Annual Appraisal. The Appraiser shall be engaged by the Company to determine the Fair Market Value as of the last day of each fiscal year of the Company (the “Annual Appraisal Date”). Each appraisal conducted by the Appraiser in accordance with this Section 2 shall hereinafter be referred to the “Annual Appraisal”. The costs and expenses of the Annual Appraisal shall be borne solely by the Company. The Company shall provide a copy of the Annual Appraisal to the Management Stockholders within 30 days after its completion but in no event later than the annual anniversary of the date hereof. In the event that a Management Stockholder disputes the determination of Fair Market Value by the Appraiser, such Management Stockholder shall within 30 days after receipt of the Annual Appraisal, notify the Company of such dispute. Within 15 days thereafter, the Company and Management Stockholders shall mutually agree on an alternative independent appraiser (“Alternative Annual Appraiser”) who shall be engaged to promptly determine the Fair Market Value of the Company as of the applicable Annual Appraisal Date. If the parties cannot agree on the Alternative Annual Appraiser within such time period, then the Appraiser shall select the Alternative Annual Appraiser. The Alternative Annual Appraiser shall be instructed to determine Fair Market Value in accordance with the assumptions and parameters set forth in the definition of Fair Market Value as set forth in this Agreement and shall be instructed to perform the evaluation as quickly as reasonably possible but in any event in no more than 30 days. In the event that the appraisal performed by the Alternative Annual Appraiser (the “Alternative Annual Appraisal”) results in a Fair Market Value that is less than 4% higher or lower than the Fair Market Value determined in the Annual Appraisal, then the Fair Market Value shall be the value determined in the Annual Appraisal, and the costs of the Alternative Annual Appraisal shall be borne by the Management Stockholder(s) that requested the Alternative Annual Appraisal. In the event that the Alternative Annual Appraisal determines the Fair Market Value is greater than or equal to 4% higher or lower than the Fair Market Value in the Annual Appraisal, then the Fair Market Value shall be deemed to be the average between the Annual Appraisal and the Alternative Annual Appraisal, and the fees and expenses of the Alternative Annual Appraisal shall be borne by the Company. The determination of Fair Market Value pursuant to the terms of this Section 2(d) shall be final and binding on the Parties.
3.    Exempt Transfers. Notwithstanding the foregoing or anything to the contrary herein, the provisions of Sections 2(a) shall not apply to any Transfer by a Stockholder to a Permitted Transferee; provided, that in a case of any transfer pursuant to this Section, such transferee shall become a party to this Agreement by executing an Adoption Agreement in a form reasonably acceptable to the Company; provided, further, that each Management Stockholder proposing to make a Transfer permitted by this Section shall deliver a notice to the Company and Herman Miller not later than thirty (30) days prior to the consummation of such Transfer setting forth the name of the proposed transferee and the terms and conditions of such Transfer; and provided, further, all such permitted Transfers shall be made in compliance with applicable federal and state securities laws. Moreover, the provisions of Section 2(b) shall apply with respect to the rights of purchase and sale of a Management Stockholder’s Capital Stock with equal force regardless of whether owned by the Management Stockholder, or a Permitted Transferee.
4.    Drag-Along and Tag-Along Rights.

(a)    Drag-Along Rights. Subject to the rights of the Management Stockholders to elect to put their shares of Common Stock pursuant to Section 5(b) (it being understood and agreed that the Management Stockholders shall not be subject to this Section 4(a) if they elect to exercise such put rights), if Herman Miller desires to sell, Transfer, redeem or otherwise dispose of at least a majority of the shares of Capital Stock of the Company to a Person other than a Permitted Transferee (a “Disposition”), then, at the option of Herman Miller, the Management Stockholders shall be obligated to participate in such Disposition as set forth in this Section 4(a) on a pro rata basis on the same terms, price and conditions as Herman Miller. For purposes of this Section 4(a), each Management Stockholder shall be obligated to dispose of a number of shares of Capital Stock in connection with the Disposition equal to its Pro Rata Share; provided, that to the extent the purchase price paid by the purchaser or transferee in such Disposition consists of non-cash consideration, Herman Miller shall pay to each Management Stockholder the fair market value of such non-cash consideration in exchange for such non-cash consideration (in a manner that is as tax efficient as possible and otherwise mutually acceptable to the Management Stockholders and Herman Miller) within 30 days of the consummation of such Disposition. Herman Miller shall give the Management Stockholders written notice (the date such notice is given, the “Drag Notice Date”) of any Disposition at least thirty (30) days prior to the closing of the Disposition and such notice shall (i) describe in reasonable detail the Disposition, including, without limitation, the number of Capital Stock to be effectively sold, the identity of the prospective transferee(s), the purchase price of the Capital Stock to be effectively sold and the other material terms and conditions of such Disposition, (ii) provide the Management Stockholders with the date of closing for the Disposition, and (iii) indicate whether Herman Miller is exercising its rights pursuant to this Section 4(a). Notwithstanding anything to the contrary set forth in this Agreement, in the event that the proceeds to be paid to any Management Stockholder in consideration for his Capital Stock in connection with any such Disposition is greater than or equal to 4% below the Fair Market Value as determined in the most recently completed Annual Appraisal or Alternative Annual Appraisal, as the case may be, prior to the Drag Notice Date (as defined below), then (i) if the valuation date of the most recently completed Annual Appraisal or Alternative Annual Appraisal, as the case may be, is within 6 months prior to the Drag Notice Date, Herman Miller shall be obligated to pay to each Management Stockholder the difference between (a) the Fair Market Value of such Management Stockholder’s Capital Stock as determined in such appraisal, and (b) the proceeds paid to such Management Stockholder (without giving effect to any taxes payable on such proceeds) as consideration for his Capital Stock in such Disposition; or (ii) if the valuation date of the most recently completed Annual Appraisal or Alternative Annual Appraisal, as the case may be, is more than 6 months prior to the Drag Notice Date, such Management Stockholder shall have the right to request an additional appraisal to determine the Fair Market Value of such Management Stockholder’s Capital Stock for purposes of this Section 4(a). Any such appraisal shall be conducted by the Appraiser. The Appraiser shall be instructed to determine Fair Market Value in accordance with the assumptions and parameters set forth in the definition of Fair Market Value as set forth in this Agreement and shall be instructed to perform the evaluation as quickly as reasonably possible but in any event in no more than 30 days. In the event that such appraisal (the “Drag Sale FMV Appraisal”) results in a Fair Market Value that is less than 4% higher or lower than the Fair Market Value in the most recent Annual Appraisal or Alternative Annual Appraisal, as the case may be, prior to the Drag Notice Date, then the Management Stockholders shall be obligated to sell their Capital Stock on the same terms, price and conditions as Herman Miller, and the costs of the Drag Sale FMV Appraisal shall be borne by the Management Stockholder(s) that requested such Drag Sale FMV Appraisal. In the event that the Appraiser determines the Fair Market Value is greater than or equal to 4% higher or lower than the Fair Market Value in the most recent Annual Appraisal or Alternative Annual Appraisal, as the case may be, prior to the Drag Notice Date, then Herman Miller shall be obligated to pay to each Management Stockholder the difference between (i) the Fair Market Value of such Management Stockholder’s Capital Stock as determined in the Drag Sale FMV Appraisal and (ii) the proceeds paid to such Management Stockholder (without giving effect to any taxes payable on such proceeds) as consideration for his Capital Stock in such Disposition. In such event, the fees and expenses of the Drag Sale FMV Appraisal shall be borne by the Company.
(b)    Tag-Along Rights. If Herman Miller elects not to exercise its rights pursuant to Section 4(a) in connection with a Disposition, then the Management Stockholders shall have the right, at their option, to participate in such Disposition on the same terms, price and conditions as Herman Miller, in an amount equal to their Pro Rata Share. The Management Stockholders may give notice of their election to exercise their option to participate in the Disposition at any time within ten (10) days of receipt of notice of such Disposition
(c)    Indemnification Obligations. No Management Stockholder shall be obligated in connection with such Disposition to indemnify the prospective transferee in an aggregate amount in excess of the net cash proceeds actually paid to and received by such Management Stockholder in such Disposition. Each Management Stockholder shall enter into indemnification or contribution agreements reasonably requested by Herman Miller solely to the extent that no Management Stockholder shall be obligated to undertake any indemnification obligations (including for the fraud, willful misconduct or bad faith of the Company or persons other than the Management Stockholders) or make any representations or warranties other than as to his capacity to participate in such Disposition, due execution of any definitive documentation to which such Management Stockholder is a party, ownership of the relevant Capital Stock and ability to Transfer such Capital Stock free and clear of all liens and other encumbrances. Each Management Stockholder shall pay its Pro Rata Share (as if such expenses reduced the aggregate proceeds available for distribution to the Management Stockholders in such Disposition) of the expenses incurred by the Stockholders in connection with such Disposition to the extent such expenses are incurred for the benefit of all Stockholders. Expenses incurred by any Stockholder on its own behalf (including the fees and disbursements of counsel, advisors and other Persons retained by such Stockholder in connection with such Disposition) will not be considered costs incurred for the benefit of all Stockholders and, to the extent not paid by the Company, will be the responsibility of such Stockholder.
5.    Put Right.
(a)    Put by Management Stockholders. The Management Stockholders will each have the right to put their shares of Common Stock to the Company over a five (5)-year period from date of issuance of such shares and/or options in respect of Common Stock as described below.
(i)    For a period of time beginning on the first Annual Appraisal Date after the second (2nd) anniversary of the date of issuance of shares of Common Stock to a Management Stockholder (the “Issuance Date”) and ending (i) 90 days thereafter if no Alternative Annual

Appraisal has been requested pursuant to Section 2(d) or (ii) sixty (60) days following the final determination of Fair Market Value in accordance with the applicable Alternative Annual Appraisal in the event that an Alternative Annual Appraisal has been requested pursuant to Section 2(d), such Management Stockholder shall have the right to require the Company and/or Herman Miller, jointly and severally, to purchase at Fair Market Value from such Management Stockholder up to twenty percent (20%) of the total number of such shares of Common Stock issued on such Issuance Date. For the avoidance of doubt, shares of Common Stock issued under the Contribution and Rollover Agreement between Company and such Management Stockholder, dated July __, 2014 shall be deemed to have an Issuance Date of the date hereof, and (ii) shares of Common Stock issued pursuant to (a) the exercise of options under the Option Agreements entered into between Company and each Management Stockholder on the date hereof (each an “Option Agreement”), or (b) the annual bonus pursuant to the Employment Agreement between Design Within Reach, Inc. and Management Stockholder, dated the date hereof, shall, once issued, be deemed to have been issued on the date hereof for purposes of determining the number of shares of Common Stock eligible for the put under this Section 5(a).
(ii)    For a period beginning on the first Annual Appraisal Date after the third (3rd) anniversary of an Issuance Date and ending (i) 90 days thereafter if no Alternative Annual Appraisal has been requested pursuant to Section 2(d) or (ii) sixty (60) days following the final determination of Fair Market Value in accordance with the applicable Alternative Annual Appraisal in the event that an Alternative Annual Appraisal has been requested pursuant to Section 2(d), the Management Stockholder to whom the shares of Common Stock were issued on such Issuance Date shall have the right to require the Company and/or Herman Miller, jointly and severally, to purchase from such Management Stockholder at Fair Market Value (i) up to an additional ten percent (10%) of the shares of Common Stock issued on such Issuance Date, plus (ii) additional shares in an amount equal to the difference between the number of shares such Management Stockholder was entitled to put to Company pursuant to Section 5(a)(i) and the actual number of shares the Management Stockholder put to the Company pursuant to Section 5(a)(i). By way of illustrative example, if a Management Stockholder put five percent (5%) of his shares issued on a given Issuance Date to the Company pursuant to Section 5(a)(i) above, such Management Stockholder would have the right to put up to twenty-five percent (25%) of his shares issued on such Issuance Date to the Company pursuant to this Section 5(a)(ii) (including shares issued after the date hereof that are deemed to have been issued on the date hereof because they were issued upon exercise of options under the Option Agreement).
(iii)    For a period beginning on the first Annual Appraisal Date after the fourth (4th) anniversary of an Issuance Date and ending (i) 90 days thereafter if no Alternative Annual Appraisal has been requested pursuant to Section 2(d) or (ii) sixty (60) days following the final determination of Fair Market Value in accordance with the applicable Alternative Annual Appraisal in the event that an Alternative Annual Appraisal has been requested pursuant to Section 2(d), the Management Stockholder to whom the shares of Common Stock were issued on such Issuance Date shall have the right to require the Company and/or Herman Miller, jointly and severally, to purchase from such Management Stockholder at Fair Market Value (i) up to an additional ten percent (10%) of the shares of such Common Stock issued on such Issuance Date, plus (ii) additional shares in an amount equal to the difference between the number of shares such

Management Stockholder was entitled to put to Company pursuant to Sections 5(a)(i) and (ii) and the actual number of shares the Management Stockholder put to the Company pursuant to Sections 5(a)(i) and (ii). By way of illustrative example, if a Management Stockholder put five percent (5%) of his shares issued on a given Issuance Date to the Company pursuant to Sections 5(a)(i) and (ii) above, such Management Stockholder would have the right to put up to thirty percent (30%) of his shares issued on such Issuance Date to the Company pursuant to this Section 5(a)(ii).
(iv)    For a period of time beginning on the first Annual Appraisal Date after the fifth (5th) anniversary of the Issuance Date and ending (i) 90 days thereafter if no Alternative Annual Appraisal has been requested pursuant to Section 2(d) or (ii) sixty (60) days following the final determination of Fair Market Value in accordance with the applicable Alternative Annual Appraisal in the event that an Alternative Annual Appraisal has been requested pursuant to Section 2(d), the Management Stockholder to whom the shares of Common Stock were issued on such Issuance Date shall have the right to require the Company and/or Herman Miller, jointly and severally, to purchase at Fair Market Value all remaining issued and outstanding shares of Common Stock owned by such Management Stockholder that were issued on such Issuance Date.
(b)    Change of Control. In the event of a Change of Control of Herman Miller, the Management Stockholders will each have the right by giving written notice within 30 days of the Change of Control to require the Company and/or Herman Miller, jointly and severally, to purchase all (but not less than all) of the Capital Stock owned by the Management Stockholders. The purchase price of the Capital Stock subject such repurchase pursuant to this Section 5 shall be at the Fair Market Value determined pursuant to the most recently completed Annual Appraisal or Alternative Annual Appraisal, as the case may be, as of the date of such Change of Control; provided, that if the valuation date of the most recently completed Annual Appraisal or Alternative Appraisal is more than six months prior to the date of the Change of Control, each Management Stockholder shall have the right to request an additional appraisal to determine the Fair Market Value for purposes of this Section 5(b). In such event, such Management Stockholder shall in its written notice contemplated above notify the Company of its election. If the additional appraisal is elected, such appraisal (the “CoC FMV Appraisal”) shall be performed by the Appraiser who shall be engaged to promptly determine the Fair Market Value of the Company as of the date of the Change of Control. The Appraiser shall be instructed to determine Fair Market Value in accordance with the assumptions and parameters set forth in the definition of Fair Market Value as set forth in this Agreement and shall be instructed to perform the evaluation as quickly as reasonably possible but in any event in no more than 30 days. In the event that the resulting CoC FMV Appraisal results in a Fair Market Value that is less than 4% higher or lower than the Fair Market Value in the most recent Annual Appraisal or Alternative Annual Appraisal, as the case may be, then the Fair Market Value for purposes of this Section 5(b) shall be the value determined in the most recent Annual Appraisal or Alternative Annual Appraisal, as the case may be, and the costs of the CoC FMV Appraisal shall be borne by the Management Stockholder(s) that requested a CoC FMV Appraisal. In the event that the CoC FMV Appraisal determines the Fair Market Value is greater than or equal to 4% higher or lower than the Fair Market Value in the most recent Annual Appraisal or the Alternative Annual Appraisal, as the case may be, then the Fair Market Value shall be deemed to be the average between the Fair Market Value determined pursuant to the Annual Appraisal or the Alternative Annual Appraisal, as the case may be, and the CoC FMV Appraisal, and the fees and expenses of the CoC

FMV Appraisal shall be borne by the Company. The determination of Fair Market Value pursuant to the terms of this Section 5(b) shall be final and binding on the Parties for purposes of this Section 5(b).
(c)    Dramatic Modifications to Business. In the event that the Board directs Company and/or its Subsidiaries to engage in transactions without the approval or consent of at least one Management Stockholders (which for the avoidance of doubt it is permitted to do) in such a way that the day-to-day business of Company and the Subsidiaries is or is reasonably expected to be so materially transformed in terms of scope, products or markets that it is reasonably seen to be a substantially different business from the current business of Company and the Subsidiaries and as a result one or both Management Stockholders do not feel capable of managing the transformed business effectively (a “Transformation”), such Management Stockholder may notify Company of the Transformation (it being understood and agreed that winding up, dissolution or liquidation of the Company or any of its subsidiaries shall be deemed to be a Transformation). The CEO of Herman Miller and the Management Stockholder(s) shall promptly meet and attempt in good faith to address or resolve the concerns of the Management Stockholder. If the Management Stockholder reasonably believes that his concerns have not been reasonably and adequately addressed within 30 days of such meeting, then for a period of sixty (60) days thereafter, such Management Stockholder may elect by written notice to require Company to purchase all (but not less than all) of Management Stockholder’s Capital Stock at the Fair Market Value.
(d)    Material Dilution without Consent. Except with respect to issuances pursuant to the terms of the Company’s 2014 Incentive Stock Option Plan as in effect on the date hereof, in the event that Company or any of its Subsidiaries issues New Securities as to which a Management Stockholder does not exercise his preemption rights under Section 7 hereof, then for a period of sixty (60) days thereafter, such Management Stockholder may elect by written notice to require Company to purchase all (but not less than all) of Management Stockholder’s Capital Stock at the Fair Market Value.
(e)    Procedure. If a Management Stockholder shall elect to sell such Capital Stock, such Management Stockholder shall give written notice to the Company and Herman Miller of such intent within the period prescribed (the date such notice is given, the “Put Notice Date”). Such notice shall specify the number of shares of Capital Stock to be sold (the “Put Stock”). Such written notice shall constitute an offer to sell the Put Stock to the Company as provided therein; provided, that such notice and such offer shall be revocable by the Management Stockholders at any time prior to the consummation of the sale. Such written notice by Edelman or McPhee shall be accompanied by the stock certificates for the shares of Put Stock, together with stock transfer instruments executed in blank sufficient to effect the transfer of all of such Put Stock, which shall be held by the Company in trust pending completion of such transaction.
(f)    Purchase Obligations. Upon delivery of the written notice by the Management Stockholder (the “Put Notice”), the Company and Herman Miller, jointly and severally, shall have the obligation to purchase the Put Stock at a price equal to the Fair Market Value of the Put Stock (the “Put Option Purchase Price”). Such Put Option Purchase Price shall be payable, upon receipt of original stock certificates and duly executed stock powers evidencing the conveyance of the Put Stock to Company or Herman Miller, as applicable, in cash to the Company, by wire transfer to an account designated by the Management Stockholder within thirty (30) days following receipt of such written notice.
(g)    Determination of Fair Market Value of Put Stock. The Put Option Purchase Price shall be based on the Fair Market Value determined in the mostly recently completed Annual Appraisal determined pursuant to Section 2(d) as of the Put Notice Date.
(h)    Herman Miller Stock Request. In the event that a Management Stockholder is required to or elects to sell shares of Capital Stock pursuant to Sections 4(a) or 5(c) hereof, such Management Stockholder may by written notice (i) within ten days after the Drag Notice Date, or (ii) in the Put Notice, as applicable, request that Herman Miller pay for some or all of the at the purchase price for the Capital Stock in such transaction by delivering shares of unregistered common stock of Herman Miller in lieu of cash. Herman Miller may, at its exclusive direction, and if it does agree, such stock issuance shall be on such terms and conditions as are mutually agreed by Herman Miller and the applicable Management Stockholder.
(i)    Neither Herman Miller nor any of its Affiliates is party to any agreement, arrangement or commitment which would limit or restrict in any manner the ability of the Company to comply with its obligations under this Section 5 in the event any Management Stockholder elects to exercise its rights under this Section 5 (any such agreement, arrangement or commitment, a “Restrictive Agreement”) and neither Herman Miller nor any of its Affiliates shall enter into, or become subject to, any Restrictive Agreement which would be effective at any time during which any Management Stockholder is entitled to exercise its rights under this Section 5.
6.    Certain Matters Requiring Director Approval. So long as the Management Stockholders hold shares of Capital Stock, the Company hereby covenants and agrees with each of the Management Stockholders that it shall not, without approval of at least five (5) members of the Board:
(i)     amend or modify those certain Supply Agreements between Herman Miller and HM Consumer Co., and Design Within Reach, Inc., each dated the Closing Date or amend or modify that certain Services and Cost Allocation Agreement between Herman Miller and HMCC dated the Closing Date.
(ii)    enter into any transaction or agreement with Herman Miller or any of its Affiliates (an “Affiliate Transaction”) which transaction or agreement is not on reasonable arm’s length terms; and
(iii)    amend the certificate of incorporation or by-laws of the Company in a manner that adversely affects any of the Management Stockholders;
Herman Miller may, at its election as a means to avoid a dispute regarding whether an Affiliate Transaction is arms-length, submit a proposed Affiliate Transaction for approval by the Board, and if the Board and the Independent Director approves such Affiliate Transaction, such Affiliate Transaction shall be deemed to be on an arms-length basis.

7.    Right of First Offer. Subject to the terms and conditions specified in this Section 7, and applicable securities laws, in the event the Company proposes to offer or sell any New Securities, the Company shall first make an offering of such New Securities to each Management Stockholder in accordance with the following provisions of this Section 7:
(i)    The Company shall deliver a notice, in accordance with the provisions of Section 7(d) hereof (the “Offer Notice”) to each of the Stockholders stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.
(ii)    By written notification received by the Company, within ten (10) calendar days after mailing of the Offer Notice, each Management Stockholder may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Capital Stock then held by such Management Stockholder bears to the total number of shares of Capital Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities), including any Excess New Securities (as defined below) that such Management Stockholder wishes to purchase if such securities are available. In the event that any Management Stockholder does not elect to purchase all of his respective proportional share, the New Securities which were available for purchase by such non-electing Management Stockholder (the “Excess New Securities”) shall automatically be deemed to be accepted for purchase by the Management Stockholders who indicated in their written notification a desire to participate in the purchase of New Securities in excess of their proportional share.
(iii)    If all New Securities referred to in the Offer Notice are not elected to be purchased or obtained as provided in Sections 7(a) and (b) hereof (subject to compliance by the Company of its obligations with respect to any Excess New Securities), the Company may offer the remaining unsubscribed portion of such New Securities (collectively, the “Refused Securities”) to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the remaining unsubscribed New Securities within one hundred eighty (180) days, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such remaining unsubscribed New Securities shall not be offered unless first reoffered to the Stockholders in accordance with this Section 7.
(iv)    The right of first offer in this Section 7 shall not be applicable to: (i) shares of Common Stock issued or deemed issued to employees or directors of, or consultants to, the Company or any of its subsidiaries pursuant to a plan, agreement, or arrangement approved by the Board; (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iii) securities issued in connection with any stock split or stock dividend of the Company; (iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or (v) any debt instruments, provided such borrowings do not have any exercisable or convertible equity features attached.

(v)    In lieu of complying with the provisions of this Section 7, the Company may elect to give notice to the Management Stockholders within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price and terms of the New Securities. Each Management Stockholder shall have twenty (20) days from the date of receipt of such notice to elect to purchase up to the number of New Securities that would, if purchased by such Management Stockholder, maintain such Management Stockholder’s percentage ownership position, calculated as set forth in Section 7(b) prior to giving effect to the issuance of such New Securities. The closing of such sale shall occur within sixty (60) days of the date of notice to the Management Stockholders.
8.    Non-Competition.
(a)    The Business Area. The Parties acknowledge the Company and its subsidiaries transact and carry on the Business throughout the world, including but not limited to in the United States, Mexico, Canada, China, India, Europe, and Australia (the “Business Area”). The restrictions set forth in this Section 8 shall apply solely to the Business Area.
(b)     Conduct of the Company’s Business and Operations Post-Effective Date. The Parties further acknowledge that (i) after the Effective Date, the Company intends to conduct the Business throughout the Business Area, (ii) by virtue of their ownership of Capital Stock and right to be a member of the Board as provided herein, the Management Stockholders will have access to confidential information and trade secrets of the Company and its subsidiaries, the misuse or disclosure of which would materially reduce the value of the Capital Stock, and (iii) Herman Miller and the Company would not have entered into this Agreement but for Management Stockholders’ promise to comply with the provisions of this Section 8.
(c)    Agreement Not to Compete. During the period commencing on the Effective Date and ending on the first anniversary of the date on which such Management Stockholder no longer hold any shares of Capital Stock of the Company (the “Restricted Period”), each Management Stockholder, subject to Section 8(d), shall not engage or participate in any business competitive with the Business in the Business Area or become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any Person engaged in any business competitive with the Business in any part of the Business Area.
(d)    Ownership of Certain Securities. Notwithstanding the foregoing provisions of Section 8(a), a Management Stockholder may own (solely as a passive investor) securities in any publicly-traded entity that is engaged in the Business, but only to the extent such Management Stockholder does not own, of record or beneficially, more than an aggregate of four and ninety-nine/hundreths percent (4.99%) of the outstanding beneficial ownership of such entity.
(e)    Nonsolicitation of Employees. During the Restricted Period, the Management Stockholders shall not, either on their own account or for any Person directly or indirectly employ or otherwise engage, or attempt to employ or otherwise engage, any person who is then (or was at any time within one (1) year prior thereto) engaged by Company or its subsidiaries as an executive, officer, or senior designer, or otherwise induce or influence any such person to terminate their employment or engagement with the Company or to terminate or breach their employment agreement with the Company. The foregoing shall not apply to persons that have been separated from employment with the Company for a period of six (6) months or longer nor shall it apply to the solicitation of the other Management Stockholder. A Management Stockholder shall not be deemed in breach hereof solely for general solicitations of employment through publications that are no specifically directed at employees of Company or any subsidiary.
(f)    Maintenance of Relationships. During the Restricted Period, the Management Stockholders shall not, directly or indirectly (including without limitation through any existing or future Affiliate), induce or influence any customer, supplier, vendor or other Person that has a business relationship with the Company or the Company’s Affiliates to discontinue or reduce the extent of such business relationship.
9.    Financial Information and Reports.
(a)    The Company will furnish the following information without charge to any Management Stockholder:
(i)    within thirty (30) days after the end of each fiscal month of the Company other than the last such month of any fiscal quarter of the Company, consolidated statements of income and cash flows of the Company for such fiscal month and consolidated balance sheets of the Company as of the end of such fiscal month;
(ii)    as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet as of the end of such fiscal quarter, with comparisons to the Approved Budget, all prepared in accordance with generally accepted accounting principles applied (“GAAP”) (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(iii)    within sixty (60) days after the end of each fiscal year of the Company, the Company’s unaudited financial statements (balance sheet, income statement and statement of cash flows) as of the end of such fiscal year, prepared substantially in accordance with GAAP on a consistent basis (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);
(iv)    within sixty (60) days after the commencement of each fiscal year of the Company, (A) a consolidated annual budget of the Company and its Subsidiaries for such fiscal year (such annual budget to include, budgeted statements of earnings and sources and uses of cash and balance sheets) and annual projections and estimates related thereto and (B) a consolidated capital expenditure budget of the Company and its Subsidiaries for such fiscal year (including a summary of the capital expenditures made or committed to by the Company and its Subsidiaries in the prior fiscal quarter) (together, the “Company Budgets”).
(b)    Inspection Rights. The Company shall, upon reasonable notice and during normal business hours, allow each Management Stockholder to (a) examine the books and records of the Company, and (b) request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations; provided, that the Company may, in its discretion, not disclose or provide access to any Stockholder to highly confidential proprietary information the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.
10.    Voting Agreement.
(a)    Agreement to Vote Shares. Each Stockholder agrees to vote all of his, her or its shares of voting securities in the Company, whether now owned or hereafter acquired or which such Stockholder may be empowered to vote (together, the “Designated Shares”), from time to time and at all times, in whatever manner shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders (each such case is referred to herein as a “Vote”), the following persons shall be elected to the Board at each election of directors:
(i)    Three (3) individuals designated by Herman Miller (whose initial designees shall be Brian Walker, Ben Watson, and Steve Gane,
(ii)    One (1) individual designated by Herman Miller which individual shall satisfy the requirements of an independent director as defined by the NASDAQ rules, shall be reasonably acceptable to the Management Stockholders and shall have retail/consumer business experience (the “Independent Director”);
(iii)    So long as McPhee is employed by the Company or any Affiliate of the Company, one (1) individual designated by McPhee (whose initial designee shall be McPhee); and
(iv)    So long as Edelman is employed by the Company or any Affiliate of the Company, one (1) individual designated by Edelman (whose initial designee shall be Edelman).
(b)    Size of the Board. Each Stockholder agrees to vote, or cause to be voted, all Designated Shares from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Board shall be set and remain at six (6) directors.
(c)    Vacancy and Removal. In the event that any of the individuals designated pursuant to Section 10(i) of this Agreement ceases to serve as a member of the Board during his term of office for any reason (including death, resignation or removal), the Stockholder(s) that designated such individual shall elect a substitute individual to fill the resulting vacancy, to serve until his successor shall have been duly designated. Any member of the Board shall be removed from the Board only upon the request or approval of the Stockholder that designated such individual.
(d)    Composition of the Board of Subsidiaries. At all times, to the extent permitted by applicable law, the composition of the board of directors or any comparable governing body of the Company’s Subsidiaries shall have the same composition as that of the Board.

(e)    Observer. In the event that a Management Stockholder is no longer employed by the Company or any Affiliate of the Company, so long as such Management Stockholder owns Capital Stock of the Company, such Management Stockholder shall be permitted to designate one (1) observer to attend, as a non-voting observer, all meetings (including telephonic meetings) of the Board (the “Board Observer”). The Company shall, at any time, (i) provide the Board Observer with reasonable access, upon reasonable notice, to the books and records of the Company and its Subsidiaries and (ii) provide the Board Observer with (x) notice of all meetings of the Board and (y) all information delivered to the members of the Board prior to such meetings at the same time such notice and information is delivered to the members of the Board.
(f)    No Voting Trusts. No Stockholder shall deposit, nor permit any entity under the Stockholder’s control to deposit, any of his or her Designated Shares in a voting trust or subject any of his or her Designated Shares to any agreement, arrangement or understanding with respect to the voting of his or her Designated Shares inconsistent with this Agreement.
(g)    Stockholder’s Representations. Each Stockholder severally represents that: (a) the Stockholder has the complete and unrestricted power and unqualified right (subject to spousal consent, if applicable) to enter into and perform the terms of this Agreement; (b) this Agreement constitutes a valid and binding agreement with respect to the Stockholder, enforceable against the Stockholder in accordance with its terms and (c) the Stockholder owns the number of Shares, warrants and/or options indicated opposite the Stockholder name on Exhibit A hereto, has the sole and unrestricted voting power with respect to the Designated Shares, and such Designated Shares are all of the Shares directly or indirectly held by the Stockholder.
(h)    Specific Performance and Remedies. The parties hereto acknowledge that it will be impossible to measure in money the damage to the other party(ies) if a party hereto fails to comply with the obligations imposed by this Agreement and that, in the event of such failure, the other party(ies) will not have an adequate remedy at law or in damages. Accordingly, injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure. No party will oppose the granting of such relief on the basis that the other party(ies) have an adequate remedy at law. Each party shall seek, and each party hereby waives any requirement for, the securing or posting of a bond in connection with any other party’s seeking or obtaining such equitable relief. In addition to all other rights or remedies which any party hereto may have against any other party hereto who defaults in the performance of such party’s obligations under the Agreement, such defaulting party shall be liable to the non-defaulting party for all litigation costs and attorneys’ fees incurred by the non-defaulting party(ies) in connection with the enforcement of any of the non-defaulting party’s rights or remedies against the defaulting party.
11.    Legend.
(a)    Each certificate representing shares of Capital Stock held by the Stockholders or issued to any permitted transferee in connection with a transfer permitted by this Agreement shall be endorsed with the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE REGISTRATION REQUIREMENT OF SUCH ACT OR SUCH LAWS IS NOT REQUIRED AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT OR SUCH LAWS IS NOT REQUIRED.
THE SALE, PLEDGE, HYPOTHECATION OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO, AND IN CERTAIN CASES PROHIBITED BY, THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT BY AND AMONG THE STOCKHOLDER, THE CORPORATION AND CERTAIN OTHER HOLDERS OF CAPITAL STOCK OF THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.
(b)    Each Stockholder agrees that the Company may instruct its transfer agent to impose transfer restrictions on the shares represented by certificates bearing the legend referred to in Section 11(a) above to enforce the provisions of this Agreement, and the Company agrees to promptly do so. The legend shall be removed upon termination of this Agreement at the request of the holder.
12.    Miscellaneous.
(a)    Term. This Agreement shall terminate, with respect to any Management Stockholder, in the event such Management Stockholder ceases to be a stockholder of the Company. Notwithstanding the foregoing, Sections 8 and 12(n) shall survive the termination of this Agreement.
(b)    Stock Split. All references to numbers of shares in this Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization or adjustment to the capital structure of the Company affecting the Capital Stock occurring after the date of this Agreement.
(c)    Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c)

five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Schedule A, or to such e-mail address, facsimile number, or address as subsequently modified by written notice given in accordance with this Section 12(c). If notice is given to the Company, a copy shall also be sent to Foley & Lardner LLP, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202; facsimile number: (414) 297-4900; attention Kevin D. Makowski. If notice is given to John Edelman as a Stockholder, a copy shall also be sent to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036; facsimile number (212) 354-8113; attention Nazim Zilkha. If notice is given to John McPhee as a Stockholder, a copy shall also be sent to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036; facsimile number (212) 354-8113; attention Nazim Zilkha. Each Stockholder subject to this Agreement acknowledges and agrees to receive any communications given or made by the Company in accordance with applicable law or this Agreement by electronic mail or other electronic transmission in accordance with the email address or facsimile numbers provided by the Company. In the event that a Stockholder changes his, her or its email address or facsimile number, such Stockholder agrees, upon request from the Company, to supply an alternative email address, if one is available.
(d)    Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
(e)    Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
(f)    Amendment. This Agreement may be amended or modified and only by a written instrument executed by the Company and the Stockholders. All waivers granted with respect to any term, condition or provision of this Agreement shall be in writing and shall only be effective if executed by the party granting such waiver. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
(g)    Transfers, Successors and Assigns.

(i)    The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(ii)    The rights of the Stockholders hereunder are not assignable without the Company’s written consent, except by each Stockholder to any constituent, partner, member or stockholder of such Stockholder or to an entity or entities controlled by, or under common control with, such Stockholder. Except as expressly set forth herein or in connection with an assignment by the Company by operation of law to the acquirer of the Company, the rights and obligations of the Company hereunder may not be assigned under any circumstances.
(h)    Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Each Stockholder acknowledges and agrees that each Stockholder hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the Stockholders in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of the Company and the Stockholders shall be entitled to an injunction to prevent breaches of this Agreement and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction, in addition to any other remedy to which the Stockholders may be entitled at law or in equity.
(i)    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to its principles of conflicts of laws. Each of the Stockholders to this Agreement hereby consents to personal jurisdiction in any such action brought in state or federal courts located in Wilmington, Delaware.
(j)    Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(k)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(l)    Consent of Spouse. If any Management Stockholder is married on the date of this Agreement or on the date such Management Stockholder becomes a party to this Agreement, such Management Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Management Stockholder’s shares of Capital Stock that do not otherwise exist by operation of law or the agreement of the parties. If any Management Stockholder should marry or remarry subsequent to the date of this Agreement or the date such Management Stockholder becomes a party to this Agreement, such Management Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.
(m)    Confidentiality. Each Management Stockholder agrees that such Management Stockholder will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company, any confidential information obtained from the Company or its subsidiaries pursuant to the terms of this Agreement, unless such confidential information (i) is known or becomes known to the public in general (other than as a result of a breach of this Section 12(m) by such Management Stockholder), (ii) is or has been independently developed or conceived by the Stockholder without use of the Company’s confidential information or (iii) is or has been made known or disclosed to the Management Stockholder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Management Stockholder may disclose confidential information (a) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (b) to any prospective investor of any Capital Stock from such Management Stockholder as long as such prospective investor agrees to be bound by the provisions of this Section 12(m), or (c) as may otherwise be required by law, provided that the Management Stockholder takes reasonable steps to minimize the extent of any such required disclosure.
(n)    Director and Officer Insurance. As promptly as practicable after the date hereof, the Company shall purchase and maintain customary directors’ and officers’ indemnification insurance coverage for each of its directors and officers including, but not limited to, those directors identified in Section 10.1(a) hereof.
[This space left blank intentionally; signature page follows]

(o)

IN WITNESS WHEREOF, the undersigned have executed this Stockholders’ Agreement as of the date first above written.
HM SPRINGBOARD, INC.

By:
Name: __________
Title: _________

IN WITNESS WHEREOF, the Stockholders have executed this Stockholders’ Agreement as of the date first above written.

STOCKHOLDERS:

HERMAN MILLER, INC.

By:
Name:
Title:
Date:

John Edelman
Date:

John McPhee
Date:

SCHEDULE A
Stockholders

Name and Address
Herman Miller, Inc. 855 East Main Street Zeeland, MI 45464 Attention: H. Timothy Lopez Facsimile: (616) 654-5234
John Edelman 133 Spring Valley Road Ridgefield, CT 06877
John McPhee 20 Saint Nichols Road Darien, CT 06820

EXHIBIT A
ADOPTION AGREEMENT
This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned (the “Stockholder”) pursuant to the terms of that certain Stockholders Agreement, dated effective as of [________, 2014] (the “Agreement”), by and among HM Springboard, Inc., a Delaware corporation (the “Company”), and certain of its Stockholders. Capitalized terms used but not defined in this Adoption Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Adoption Agreement, the Stockholder agrees as follows:
1.1    Acknowledgement. Stockholder acknowledges that Stockholder is acquiring shares of the capital stock of the Company (the “Stock”), subject to the terms and conditions of the Agreement.
1.2    Agreement. Stockholder (i) agrees that the Stock acquired by Stockholder shall be bound by and subject to the terms of the Agreement, and (ii) hereby adopts the Agreement with the same force and effect as if Investor were originally a party thereto.
1.3    Notice. Any notice required or permitted by the Agreement shall be given to Investor at the address listed beside Investor’s signature below.
EXECUTED AND DATED this __ day of ___________, 20___.
STOCKHOLDER

By:
Name:
(print or type name)
Title:
(insert title if Investor is an entity)
Record Address:

Telephone No.:
Facsimile No.:
E-mail Address:

Accepted and Agreed:
HM SPRINGBOARD, INC.

By:
Name:
Title:

EXHIBIT B
CONSENT OF SPOUSE
I, ____________________, spouse of ______________, acknowledge that I have read the Stockholders’ Agreement, dated as of [______, 2014], as amended from time to time, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding certain rights to certain other holders of Capital Stock of the Company upon of shares of Capital Stock of the Company which my spouse may own including any interest I might have therein.
I hereby agree that my interest, if any, in any shares of Capital Stock of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such shares of Capital Stock of the Company shall be similarly bound by the Agreement.
I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.
Dated as of the __ day of __________, _____.

Signature

Print Name